Exhibit 99.1

Amalgamated Financial Corp. Announces Closing of $85 Million Subordinated Notes Offering

NEW YORK, Nov. 8, 2021 (GLOBE NEWSWIRE) -- Amalgamated Financial Corp. (the “Company”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced the closing of its underwritten public offering of $85,000,000 aggregate principal amount of its 3.250% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”). The Company intends to use the net proceeds from this offering for general corporate purposes, including for funding the cash consideration to be paid in the Company’s acquisition of Amalgamated Investments Company and for ongoing working capital needs.

Keefe, Bruyette & Woods, A Stifel Company, acted as the sole book-running manager, and Loop Capital Markets acted as the co-manager for the Notes offering. Nelson Mullins Riley & Scarborough LLP served as legal counsel to the Company, and Squire Patton Boggs (US) LLP served as legal counsel to the underwriters.

About Amalgamated Financial Corp.

Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country’s oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of September 30, 2021, the Company’s total assets were $6.9 billion, total net loans were $3.1 billion, and total deposits were $6.2 billion. Additionally, as of September 30, 2021, the Company’s trust business held $39.5 billion in assets under custody and $16.1 billion in assets under management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “anticipate,” “intend,” “could,” “should,” “would,” “believe,” “project,” “plan,” “goal,” “target,” “potential,” “pro-forma,” “seek,” “contemplate,” “expect,” “estimate,” “continue,” “project,” “anticipated,” “modeled” or “forecasted” or the negative thereof as well as other similar words and expressions of the future. These forward-looking statements include, without limitation, the Company’s intended use of the net proceeds from the Offering. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict as to timing, extent, likelihood and degree of occurrence, which could cause the Company’s actual results to differ materially from those anticipated in or by such statements. Potential risks and uncertainties include, but are not limited to, the Company’s ability to deploy the net proceeds of the Offering as the Company currently intends. The Company cautions readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company does not intend to and, except as required by applicable law, disclaims any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, unless required to do so under applicable securities laws.